EX-99.2

SECTION 1

Executive Summary

Company Overview

inVentiv Health: Overview

inVentiv Health Inc. (together with its subsidiaries, “inVentiv”, or the “Company”) is a leading provider of value-added services to the pharmaceutical and life sciences industries. On June 14, 2006, the Company changed its name to inVentiv Health, Inc. (from Ventiv Health, Inc.) as part of a re-branding initiative that began when it acquired inVentiv Communications, Inc. (then known as inChord Communications, Inc.) (“inVentiv Communications, Inc.” or “inChord”). inVentiv supports a broad range of clinical development, communications and commercialization activities that are critical to its customers' ability to complete the development of new drug products and medical devices and successfully bring them to market. inVentiv provides services to over 200 client organizations, including all top 20 global pharmaceutical companies and numerous emerging and specialty biotechnology companies.

Source: VTIV Form 10-K SEC Filing

inVentiv has organized its businesses into three complementary operating divisions, which correspond to its operating segments: inVentiv Clinical, inVentiv Communications and inVentiv Commercial.

For the LTM period ended March 31, 2007, the Company posted revenues of $814.5 million and Adjusted EBITDA of $117.5 million.

Source: VTIV Form 10-K SEC Filing	Note: Before equity compensation expense, corporate overhead and other non-recurring income / expense Source: Company Management

Business Unit
	inVentiv Clinical	inVentiv Communications	inVentiv Commercial
Overview
♦  Contract Staffing
–  Recruit and place consultants to support clients’ clinical trials
–  Consultants remain inVentiv employees and migrate between 12 to 24 month assignments
–  Extremely strong market, with demand greater than supply
–  Typically small assignments and very limited conversions, which translates into low client concentration and higher client longevity
♦  Functional Outsourcing
–  Provide dedicated, outsourced bio-statistical analysis, data management and clinical trial monitoring and management
–  Cost-effective and flexible alternative to performing functions in-house or through Contract Research Organizations
–  Natural extension leveraging off current clinical staffing client base
–  Recently announced win with another Top-20 Pharma

♦  Agency Business
–  Four top-tier Ad Agencies supported by interactive, MedEd, branding and PR capabilities
–  Long-term client relationships—life of brand—and across multiple brands per client
–  High brand team turnover leads to ‘brain trust’ and ‘institutional memory’ at agency
–  92.5% of 2001 clients are still active clients
♦  Patient Compliance Business
–  Letter program from pharmacist to patient to increase Rx adherence for chronic, asymptomatic conditions
–  One of the largest retail networks, with 20,000+ pharmacies
–  Programs completed for 80 brands across 25+ pharmaceutical companies
–  Programs create high ROI for Pharma companies, additional revenue for pharmacy chains and better health outcomes for patients

♦  Sales Teams
–  Clear industry leader with approximately 40-50% market share
–  Broad portfolio of 41 teams
–  ability to readily transition capacity (e.g. Bayer> BMS> BMS/BI; Sanofi-Aventis> Santarus)
–  Outsourcing trend line growth
–  expect 6–7% penetration to grow to teens
–  Strong presence in small and mid-tier Pharmas
♦  Specialty Services
–  Organically built and selectively acquired several high-value added, higher-margin specialty services
–  Creates more compelling value proposition, particularly to small and mid-tier clients
–  Increases client retention—many clients continue with specialty services even if Sales Team no longer needed

’02-’04 CAGR	23.3%	17.8%	12.3%

Clients	~150	~140	~115

Employees	~1,400	~1,000	~3,000

Key Credit Strengths

Leading Industry Player
♦    inVentiv believes that it is the market leader in most categories in which it competes:
–  A small number of providers hold significant market share in each category / segment
–  The rest of the industry is fragmented, with small providers developing niche services
♦    The Company grew its market share significantly over the past few years through strategic acquisitions and a broader service offering
♦    inVentiv is uniquely positioned to take advantage of market dynamics:
–  Provides outsourced solutions at every stage of product cycle
–  Can combine diverse offerings to provide innovative, customized solutions
–  Breadth of service offering enables the Company to serve as a one-stop shop for outsourced marketing solutions; a competitive edge to win business from small-mid-tier pharma companies
♦    inVentiv’s client roster includes all 20 of the Top 20 global pharmaceutical manufacturers
–  Their services are provided to over 200 unique pharmaceutical, biotech and life sciences companies

Proven Ability to Integrate
♦    Throughout its history inVentiv has demonstrated an ability to successfully identify and integrate strategic acquisitions, the most significant of which was inChord
–  inChord has been a strong stand-alone performer nearly doubling its EBIT since 2005
–  There has been virtually no senior management turnover. inVentiv has leveraged inChord’s management talent; Blane Walter, former inChord President and CEO, has been promoted to President of inVentiv
♦    inChord’s communications business has greatly diversified inVentiv’s revenues, clients and product offerings
–  Post-transaction, inVentiv has generated 140 joint effort pitches between the communications and commercial segments with a win rate of approximately 25%
♦    inChord has served as an excellent platform for additional growth through tuck-in acquisitions
–  inVentiv has purchased several complementary businesses: JSAI, Ignite, Chamberlain, Addison Whitney, and Adheris

Favorable Industry Dynamics
♦    The pharma outsourcing market is growing and substantial. According to Kalorama Information, global CSO revenues are expected to grow from $2.1 billion in 2001 to $5.2 billion in 2011, a CAGR of 9.5%. Similarly, according to Wall Street research, the CRO market is projected to reach $29.6 billion in 2010, from $8.2 billion in 2001, a CAGR of 15.6%
♦    The pharma outsourcing market is highly fragmented with a few major players, who hold the majority of market share, and several niche players who lack the scale and product base to provide deep cost savings and inVentiv’s ‘one-stop’ shop advantage
–  Cost pressures continue to drive pharmaceutical companies to outsource functions traditionally managed internally
–  Shorter product lifecycles and increased competition require differentiating products earlier and getting to market faster, while minimizing costs
–  Increasingly complex product launch environment (audiences, media channels, regulatory guidelines, managed care) requires moving beyond standard launch tactics

Strong Financial Performance
♦    The Company has achieved rapid growth while expanding margins
–  Over the 2003 – 2006 period, the Company grew revenues from $224 million to $766 million, representing a CAGR of 51%
–  The Company has posted continuously improving operating margins that nearly doubled over the period from 2003-06, increasing from 8% to 14%
–  CapEx requirements that have averaged less than 1% of sales in the last three years have resulted in superior cash flow generating capabilities

Key Credit Strengths (Continued)

Diverse Business Operations
♦    inVentiv has evolved from its roots as a pure-play CSO to a full provider of a broad range of integrated offerings from clinical through commercialization
–  The Company offers a broad portfolio of services including staffing and recruiting, functional outsourcing, executive placement, advertising and communications support, patient pharmaceutical compliance programs and commercialization services
–  In 2006, the Company generated over 110 joint pitches and referrals across all segments
♦    Following the inChord acquisition, inVentiv has diversified its business mix to offerings outside of sales teams and outside of its Commercial business in general
–  For 2006, 47% of its revenue has been generated by its Commercial business, versus 65% in 2005
–  In 2003 inVentiv’s sales team’s contributed 85% of operating profit, reduced in 2006 to 32%
♦    Since 2003, inVentiv has broadened its customer base from approximately 40 to over 200 unique clients
–  The Company’s top 5 customers now represent 23% of revenue, compared to 61% in 2003
♦    Acquisitions of complementary services have shaped the Company into a turnkey sales/customer arm for hire, particularly useful to smaller companies not in a position to build  infrastructure internally
–  Small and mid-tier companies now make up a majority of new product launches. The Company’s comprehensive offerings are uniquely designed to meet the needs of smaller companies

Proven and Experienced Management Team
♦    Senior management has been with the Company for an average of 10 years
♦    The executive team has extensive management and consulting experience within the healthcare industry. As former executives of acquired companies, the management team maintains extensive relationships throughout their specific verticals and are best positioned to manage inVentiv’s broad range of offerings across segments
♦    inVentiv’s management is highly experienced in identifying, acquiring and integrating both tuck-in and strategic acquisitions

Company Update Since inChord Acquisition

Since the acquisition of inChord in October 2005, inVentiv has been able to deliver on its proposed strategy, acquisition rationale and acquisition integration plans.

inVentiv’s acquisition of inChord in 2005 was a catalyst for growth and great success. inChord has been a strong stand-alone performer, nearly doubling its EBIT since 2005, far exceeding performance expectations while retaining all of its senior management. inChord’s communications business has greatly diversified inVentiv’s revenues, clients and product offerings, creating an opportunistic platform for organic growth by generating significant cross-selling. Post-transaction, inVentiv has generated 140 joint effort pitches between the communications and commercial segments with a win rate of approximately 25%. inChord has also served as an excellent platform for additional growth through tuck-in acquisitions, having purchased several complementary businesses: JSAI, Ignite, Chamberlain, Addison Whitney, and Adheris. inVentiv has seamlessly integrated inChord and leveraged its management talent, recently promoting Blane Walter, former inChord President and CEO, to President of inVentiv.

inVentiv has become a one-stop shop for pharmaceutical outsourcing

The acquisition of inChord was designed to help transform the Company into a full service pharmaceutical services company, filling a critical gap in communications and medical education. Subsequently, the Company has continued to build out its presence in each business segment through small tuck-in acquisitions. As a result, inVentiv now offers integrated solutions for every challenge across the product lifecycle.

inVentiv believes that it is the market leader in most categories in which it competes

A small number of providers hold significant market share in each category or segment. The rest of the industry is fragmented, with small providers developing niche services. In addition, inVentiv is uniquely positioned to take advantage of market dynamics by providing outsourced solutions at every stage of product cycle and combining diverse offerings to provide innovative, customized solutions. The breadth of service offerings enables the Company to serve as a one-stop shop for outsourced marketing solutions, which serves as a powerful competitive edge to win business from small to mid-tier pharmaceutical companies.

	Clinical Outsourcing	Strategic & ROI Planning	Data	Communications	Sales Teams	Sales Support	Regulatory Compliance	Patient Assistance	Patient Compliance	Integrated Solutions
Quintiles
PDI
Cegedim
WPP
Publicis
IMS
McKesson
inVentiv

inVentiv has become a well-balanced company with multiple platforms and sources of revenue

Following the inChord acquisition, inVentiv expected to be able to diversify its business mix into other offerings outside of sales teams and outside of its Commercial business in general. The Company expected the acquisition to reduce the sales teams division to less than 50% of inVentiv’s business operations. In 2006,  approximately 47% of inVentiv’s revenue was generated by its Commercial business, and a lesser portion by its sales teams division, versus 65% post inChord acquisition. inVentiv Communications, which was built on the inChord platform and augmented by subsequent acquisitions, represented approximately 34% of the Company’s 2006 revenue, versus 18% immediately post the inChord acquisition.

inVentiv has dramatically reduced customer concentration

Prior to the inChord transaction, inVentiv’s top 10 customers accounted for 70% of its revenues; post inChord this figure was reduced to 58% and now the Company’s top 10 customers account for less than 50% of overall revenue. In 2006, approximately 48% of the Company’s revenues were derived from its 10 largest clients. inVentiv has multiple discrete contracts reflecting various services and multiple decision-makers within each of these clients.

inVentiv’s broad range of service offerings provides an effective platform for organic growth

Leveraging industry dynamics and its ‘one-stop shop’ business model, the Company is pursuing a healthy new business pipeline which stands at over $300 million. The ability to combine diverse offerings to provide innovative, customized solutions to help clients differentiate their products, has led to a 50% new business win rate.

Significant cross-sell opportunities will continue to drive organic growth. With the acquisition of inChord, the Company identified significant cross-selling opportunities by leveraging strong customer relationships.:

♦	inVentiv Commercial: incremental $0.20-0.25 per $1.00 of sales teams gross profit
♦	inVentiv Communications: incremental $0.15-0.20+ per $1.00 of agency net revenues, and multiple agency – Adheris joint pitches
♦	inVentiv Clinical: actively leveraging staffing relationships for functional outsourcing opportunities

In addition, inVentiv has been able to generate strong early momentum in cross-selling between the commercial and the communication businesses. In the last 18 months, inVentiv Commercial and inVentiv Communications made 140+ joint pitches and/or referrals and had several early successes. Significant cross-sell potential remains, as 53% of clients utilize only one inVentiv segment.

Experienced acquirer of complementary businesses

Since the inChord acquisition, the Company has continued to broaden its services and scale through the acquisition of businesses. The Company has continued to make acquisitions adhering to a disciplined approach driven by key criteria:

♦	Strategic fit: clear contribution to one of inVentiv’s business segments (clinical, communications or commercial)
♦	Cultural fit: no loss of key managers and post-completion earn-outs to maintain performance at a high level
♦	Reasonable valuation: 4x – 9x of current year EBIT (on average 6.5x – 7.0x) up front and immediately accretive

Since 2004, inVentiv has successfully integrated over 13 acquisitions, with minimal loss of key senior managers or drop-off performance after planned exits. Management of acquired businesses have continued to perform at a high level, even after full payment of earn-outs.

Tuck-in acquisitions are an integral component of inVentiv’s growth strategy. The Company believes that tuck-in acquisitions add complementary top-tier capabilities to leverage across clients, enhance and further broaden revenue base, and strengthens management team with entrepreneurial talent. The chart below describes inVentiv’s recent acquisitions:

Note:
Does not reflect CCA, AWAC and certain other 2007 acqusitions

Overview of Recently Announced Acquisitions

	Overview	Integration Strategy	2007E Financial Performance	Transaction Highlights

Chandler Chicco	♦ Leading independent healthcare public relations agency with a broad portfolio across pharma healthcare brands	♦ Strengthened inVentiv PR offering, significantly augments existing limited capability ♦ Significant opportunities for enhanced client access, referrals both ways	Approximate Revenue: $50 mm	Up-Front Consideration: $65.0 mm$65.0 mm Cash: $52.0 mm Stock: $13.0 mm5.4x

AWAC
♦     Leading proprietary IT-driven cost containment and medical consulting solutions
♦     Proprietary AWAC & Fiscal Therapy software uniquely integrates longitudinal clinical data access and cost management services
		♦ Accelerate commercialization of existing AWAC offerings ♦ Leverage core AWAC platform and build aggressively to national scale ♦ Capitalize on complimentary offerings and relationships	Approximate Revenue: $20 mm	Up-Front Consideration: $75.0 mm$75.0 mm Cash: $70.0 mm Stock: $5.0 mm8.3x

Summary Historical Financials
The financial information presented in this Memorandum is based upon the Company’s historical audited financial statements, which have been adjusted for certain nonrecurring and other normalizing items as described in “Normalizing Adjustments” of the Historical Financial Review Section.

VTIV – Historical Income Statement

	2004	2005	2006	1Q2006	1Q2007	LTM 3/31/07
Revenues	352.2	556.3	766.2	173.7	222.0	814.5
Growth	–	58.0%	37.7%	–	27.8%	–

COGS	279.7	417.0	546.7	124.8	162.8	584.8
Margin	79.4%	75.0%	71.4%	71.9%	73.4%	71.8%

SG&A	38.5	79.3	141.4	30.0	40.6	152.0
Margin	10.9%	14.3%	18.5%	17.3%	18.3%	18.7%

EBIT	34.2	60.0	78.1	18.9	18.5	77.7
EBIT Margin	9.7%	10.8%	10.2%	10.9%	8.3%	9.5%

Source: VTIV Form 10-Q and 10-K SEC Filings

Summary Terms

Term Loan

Borrower:	inVentiv Health, Inc. (the “Borrower”)
Facility:	Revolving Credit Facility: Term Loan: Delayed Draw Term Loan:	$50.0 million $330.0 million $20.0 million
Incremental Facility:	$150.0 million
Indicative Pricing:	Revolving Credit Facility: Aggregate Term Loan:	L + 175 bps L + 175 bps
Maturity:	Revolving Credit Facility: Aggregate Term Loan:	6.0 years 7.0 years
Commitment Fee:	Revolving Credit Facility: Delayed Draw Term Loan:	37.5 bps 100 bps
Amortization:	Revolving Credit Facility: Aggregate Term Loan:	None 1% per annum with remainder in last year
Guarantees and Security:	Substantially similar to existing Credit Agreement
Mandatory and Optional Prepayments:	Substantially similar to existing Credit Agreement, with the addition of a one-year holiday on the excess cash flow sweep
Financial Covenant:	Maximum Total Leverage of 4.0x, ratcheting down to 3.5x after 12/31/2009
Affirmative and Negative Covenants:	Substantially similar to existing Credit Agreement

Pro Forma Capitalization
	3/31/2007	Pro Forma Adjustments	PF 3/31/2007
Cash on Balance Sheet	$46.3	$1.2	$47.5

Revolver[1]	25.0	(25.0)	–
Existing Term Loan[2]	164.0	(164.0)	–
New First Lien Term Loan	–	330.0	330.0
New Delayed Draw Term Loan[3]	–	–	–
Capital Leases	31.4	–	31.4
Total Debt	220.4		361.4
Market Value of Equity[4]	1,109.3	29.2	1,138.5
Total Market Capitalization	1,329.7		1,499.9

Summary Credit Statistics:
PF LTM Adjusted EBITDA[5]	$117.5	$23.9	$141.4
PF LTM Capital Expenditures			9.3
PF LTM Interest Expense			23.9

Leverage:
Bank Debt / EBITDA			2.3x
Total Debt / EBITDA			2.6x
Total Debt / (EBITDA – CapEx)			2.7x

Coverage:
EBITDA / Interest Expense			5.9x
(EBITDA – CapEx) / Interest Expense			5.5x

Notes:
1	Assumes $50.0 million Facility, undrawn at close, with $20.0 million paid down at the time of the transaction and $5.0 million paid down separately
2	Reflects current balance at time of transaction
3	$20.0 million Delayed Draw Facility, unfunded at close
4	Market value of equity is based on a fully diluted 31.1 million shares outstanding and a share price of $35.64 as of 6/8/07
5	Includes $23.9 million in acquisition and other one-time adjustments